Exhibit 4.1

Execution Version

SECOND SUPPLEMENTAL INDENTURE

SECOND SUPPLEMENTAL INDENTURE, dated as of February 23, 2026 (this “Supplemental Indenture”), by and among Advantage Sales & Marketing Inc. (formerly known as Advantage Solutions FinCo LLC), a Delaware corporation (the “Issuer”), each of the parties identified as a Guarantor on the signature pages hereto (the “Guarantors”), and Wilmington Trust, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent (in such capacity, the “Collateral Agent”), to that certain Indenture, dated as of October 28, 2020 (as amended, supplemented, or otherwise modified to date, the “Indenture”), by and among the Issuer, the Guarantors, the Trustee, and the Collateral Agent.

W I T N E S S E T H:

WHEREAS, the Issuer, the Guarantors, the Trustee, and the Collateral Agent are party to the Indenture providing for the issuance of the Issuer’s 6.50% Senior Secured Notes due 2028 (the “Notes”);

WHEREAS, the Issuer has distributed the Confidential Offering Memorandum and Consent Solicitation Statement, dated February 9, 2026 (the “Offering Memorandum”), to all holders (as defined in the Indenture) in connection with the solicitation of such holders’ consents (the “Consents”) to certain Proposed Amendments (as defined herein) to the Indenture and to the Guarantor Release and Collateral Release (each as defined herein), each as further described in the Offering Memorandum;

WHEREAS, Section 9.02 of the Indenture provides that, in certain circumstances, the Issuer and the Trustee may amend or supplement certain provisions of the Indenture and the Notes with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (the “Requisite Consents”), including, but not limited to, any amendment or supplement that has the effect of releasing the Subsidiary Guarantees provided by the Subsidiary Guarantors (the “Guarantor Release”);

WHEREAS, Sections 9.02 and 13.08 of the Indenture provide that, in certain circumstances, the Issuer, the Trustee, and the Collateral Agent may amend certain provisions of the Indenture relating to the Collateral or the Security Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes (collectively, the “Collateral Release”) with the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding (the “Collateral Release Requisite Consents”);

WHEREAS, certain of the holders representing more than 66 2/3% in aggregate principal amount of Notes outstanding have validly tendered, and not validly withdrawn, Consents to all of the amendments, deletions, and revisions provided in Sections 2.01 and 2.02 of this Supplemental Indenture (collectively, the “Proposed Amendments”) and to the Guarantor Release and Collateral Release, in accordance with the provisions of the Indenture;

WHEREAS, the Issuer has heretofore delivered, or is delivering contemporaneously herewith, to the Trustee or the Collateral Agent, as applicable, (i) evidence that the Requisite Consents and the Collateral Release Requisite Consents have been received and (ii) the Officer’s Certificate and the Opinion of Counsel described in Sections 9.05, 13.08(b), 14.04, and 14.05 of the Indenture with respect to this Supplemental Indenture, the Guarantor Release, and the Collateral Release;

WHEREAS, all other acts and proceedings required by law and the Indenture necessary to authorize the execution and delivery of this Supplemental Indenture and to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been complied with or have been duly done or performed;

WHEREAS, having received the Requisite Consents pursuant to Sections 9.02 of the Indenture, the Issuer and the Guarantors desire to amend the Indenture to effectuate the Proposed Amendments and the Guarantor Release, in each case, in accordance with the terms set forth herein and in the Indenture;

WHEREAS, having received the Collateral Release Requisite Consents pursuant to Sections 9.02 and 13.08 of the Indenture, the Issuer and the Guarantors desire to effectuate the Collateral Amendments (as defined herein) and the Collateral Release in accordance with the terms set forth herein and in the Indenture; and

WHEREAS, pursuant to Sections 9.02 and 13.08 of the Indenture, the Trustee and Collateral Agent are authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE ONE

DEFINED TERMS

SECTION 1.01. Capitalized Terms. Capitalized terms used herein without being defined herein shall have the meanings assigned to them in the Indenture.

SECTION 1.02. Certain Definitions. Any definitions used exclusively in the provisions of the Indenture or the Notes that are deleted pursuant to the amendments set forth under this Supplemental Indenture, and any definitions used exclusively within such definitions, are hereby deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles, or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Supplemental Indenture are hereby deleted in their entirety.

ARTICLE TWO

AMENDMENTS

SECTION 2.01. Deletion of Certain Provisions. The Indenture is hereby amended to delete the following sections or clauses, as applicable, in their entirety, and, in the case of each such section or clause, as applicable, insert in lieu thereof the phrase “[Intentionally Omitted]”, and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto, are hereby deleted throughout the Indenture, and such sections, clauses, and references shall be of no further force or effect.

(a)	Section 4.02 entitled “Reports and Other Information.”

(b)	Section 4.03 entitled “Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

(c)	Section 4.04 entitled “Limitation on Restricted Payments.”

(d)	Section 4.05 entitled “Dividend and Other Payment Restrictions Affecting Subsidiaries.”

(e)	Section 4.06 entitled “Asset Sales.”

(f)	Section 4.07 entitled “Transactions with Affiliates.”

(g)	Section 4.08 entitled “Change of Control.”

(h)	Section 4.09 entitled “Compliance Certificate.”

(i)	Section 4.11 entitled “Future Guarantors.”

(j)	Section 4.12 entitled “Liens.”

(k)	Section 4.15 entitled “Covenant Suspension.”

(l)	Section 5.01 entitled “When Issuer and Guarantors May Merge or Transfer Assets”, other than Section 5.01(1)(b).

(m)	Clauses (3) through (5), (8), (9), (10), and (11) of Section 6.01 entitled “Events of Default.”

(n)	Section 6.12 entitled “Waiver of Stay or Extension Laws.”

SECTION 2.02. Addition of Certain Provisions. The Indenture is hereby amended to insert the following provisions:

(a)

As a new defined term in alphabetical order under Section 1.01 of the Indenture: “‘Second Supplemental Indenture” means that certain Second Supplemental Indenture, dated as of February 23, 2026, by and among the Issuer, the Guarantors, the Trustee, and the Collateral Agent.”

(b)

As new Section 14.20 to the Indenture: No Subsidiary Guarantors. “Notwithstanding anything to the contrary, in accordance with Section 9.02 of this Indenture, effective as of and after the operative date of the Second Supplemental Indenture, the Obligations of the Issuer under this Indenture shall no longer be guaranteed pursuant to the Guarantees and such Guaranteed Obligations are hereby released, terminated, and discharged in full and any amendments to, restatements of, or termination of, as applicable, this Indenture and any related documents, including, but not limited to, any acknowledgements and other agreements, in order to effectuate the release contemplated by this Section 14.20 shall be permitted under this Indenture and the Trustee shall execute and deliver such acknowledgements and other agreements reasonably requested by, and at the sole cost and expense of, the Issuer.”

SECTION 2.03. Deletion of Certain Collateral Provisions. The Indenture is hereby amended to delete the following article in its entirety (such deletions, the “Collateral Amendments”), and, in the case of such article, insert in lieu thereof the phrase “[Intentionally Omitted]”, and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto, are hereby deleted throughout the Indenture, and such article shall be of no further force or effect.

(a)	Article XIII entitled “Collateral and Security”, other than the protections of the Existing Notes Collateral Agent (as defined in the Offering Memorandum) in Section 13.12.

ARTICLE THREE

COLLATERAL RELEASE

SECTION 3.01. Release of Collateral. Effective on and after the Settlement Date, and without any further action by the Issuer or the Guarantors, all Liens on all Collateral securing the Obligations of the Issuer and the Guarantors under the Notes, the Indenture, and the Security Documents shall be automatically released and any amendments to, restatements of, or termination of, as applicable, the Security Documents and any related documents, including, but not limited to, any acknowledgements, joinders, and other agreements, in order to effectuate all of the transactions contemplated by the Collateral Release shall be permitted under the Indenture and the Collateral Agent shall execute and deliver such documents reasonably requested by, and at the sole cost and expense of, the Issuer, at the time and date at which the Notes representing the Collateral Release Requisite Consents that are validly tendered (and not validly withdrawn) are accepted for exchange by the Issuer pursuant to, and subject to the terms and conditions set forth in, the Offering Memorandum.

ARTICLE FOUR

EFFECTIVENESS

SECTION 4.01. Effective Date of this Supplemental Indenture. Notwithstanding that this Supplemental Indenture shall be effective upon the execution and delivery thereof by the parties hereto, (i) the Proposed Amendments and the Guarantor Release shall become operative only at the time and date at which the Notes representing the Requisite Consents that are validly tendered (and not validly withdrawn) are accepted for exchange by the Issuer pursuant to, and subject to the terms and conditions set forth in, the Offering Memorandum and (ii) the Collateral Amendments and the Collateral Release shall become operative only at the time and date at which the Notes representing the Collateral Release Requisite Consents that are validly tendered (and not validly withdrawn) are accepted for exchange by the Issuer pursuant to, and subject to the terms and conditions set forth in, the Offering Memorandum.

SECTION 4.02. Reference to and Effect on the Indenture. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the operative date of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof,” or “herein” (and all references to the Indenture in any other agreements, documents, or instruments) shall mean and be a reference to the Indenture as amended and supplemented by the applicable provisions of this Supplemental Indenture, unless the context otherwise requires. The Indenture, as amended and supplemented by the provisions of this Supplemental Indenture, shall be read, taken, and construed as one and the same instrument. Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

ARTICLE FIVE

MISCELLANEOUS

SECTION 5.01. Third Parties. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy, or claim under the Indenture.

SECTION 5.02. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 5.03. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby (i) certifies that no representative, agent, or attorney of the other has represented, expressly or otherwise, that the other would not, in the event of a proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it has been induced to enter into this Supplemental Indenture by, among other things, the mutual waivers and certifications in this paragraph.

SECTION 5.04. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality, or unenforceability.

SECTION 5.05. Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture will bind their respective successors. All agreements of the Trustee and Collateral Agent in this Supplemental Indenture will bind their respective successors.

SECTION 5.06. Trustee and Collateral Agent Make No Representation; Trust. Neither the Trustee nor the Collateral Agent makes any representation or warranty as to, and shall not be responsible in any manner whatsoever for or in respect of, the validity or sufficiency of this Supplemental Indenture or for or in respect of, the statements or recitals contained herein, all of which recitals are made solely by the other parties hereto. The Trustee accepts the trust created by the Indenture, as supplemented by this Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented hereby.

SECTION 5.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Delivery of an executed counterpart of a signature page to this Indenture by telecopier, facsimile, or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof. One signed copy is enough to prove this Supplemental Indenture. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Supplemental Indenture or any document to be signed in connection with this Supplemental Indenture shall be deemed to include electronic signatures, deliveries, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature, physical delivery thereof, or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 5.08. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed all as of the date hereof.

Issuer:	ADVANTAGE SALES & MARKETING INC.

	By:	/s/ Robert Murray
	Name:	Robert Murray
	Title:	Treasurer

Guarantors:	ADVANTAGE ABS LLC
ADVANTAGE AMP LLC
ADVANTAGE BEVERAGE SOLUTIONS LLC
ADVANTAGE CONSUMER HEALTHCARE LLC
ADVANTAGE SALES & MARKETING LLC
ADVANTAGE SOLUTIONS INC.
ADVANTAGE WAYPOINT LLC
ADV DATA II LLC
CLUB DEMONSTRATION SERVICES, INC.
DAYMON EAGLE HOLDINGS, LLC
DAYMON WORLDWIDE CANADA INC.
DAYMON WORLDWIDE INC.
EVENTUS MARKETING LLC
IDR MARKETING PARTNERS, LLC
INTERACTIONS CONSUMER EXPERIENCE MARKETING INC.
KARMAN INTERMEDIATE CORP.
R SQUARED SOLUTIONS LLC
SAS RETAIL SERVICES, LLC
UPSHOT LLC
CLUB DEMONSTRATION SERVICES AUSTRALIA INC.
CLUB DEMONSTRATION SERVICES KOREA INC.
DAYMON WORLDWIDE JAPAN INC.

	By:	/s/ Robert Murray
	Name:	Robert Murray
	Title:	Treasurer

ADVANTAGE SALES LLC

	By:	/s/ Andrew Keenan
	Name:	Andrew Keenan
	Title:	President

Trustee:	WILMINGTON TRUST, NATIONAL ASSOCIATION
as Trustee

	By:	/s/ Arlene Thelwell
	Name:	Arlene Thelwell
	Title:	Vice President

[Signature Page to Second Supplemental Indenture]

Collateral Agent:	WILMINGTON TRUST, NATIONAL ASSOCIATION
as Collateral Agent

	By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President